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                                                                    Exhibit 10.7
                           TRADEMARK LICENSE AGREEMENT


         THIS AGREEMENT is made and effective as of this 28th day of March, 2000, by and between Cabot Corporation, a corporation organized and existing under the laws of the State of Delaware and having its corporate offices at 75 State Street, Boston, Massachusetts 02109 (hereinafter, "CABOT") and Cabot Microelectronics Corporation, a corporation organized and existing under the laws of the State of Delaware and having its corporate offices at 870 N. Commons Drive, Aurora 60504 (hereinafter, "CMC").

         WHEREAS, CABOT is the owner, both at common law and through registrations and applications for registration therefor, of certain trademarks, service marks, trade names and associated goodwill (hereinafter, the "LICENSED TRADEMARK(s)"), as set forth on Schedule A attached hereto, and is engaged in the business of manufacturing, distributing and selling worldwide certain products including, but not limited to, the representative list of products also set forth on Schedule A (hereinafter "CABOT PRODUCT(s)").

         WHEREAS, as a result of a mutually agreed to separation, CMC is the successor in interest to CABOT's worldwide microelectronics materials and polishing consumables business and is engaged in manufacturing, distributing and selling throughout the world certain related products ("CMC PRODUCT(s)"), as also set forth on Schedule A attached hereto.

         WHEREAS, CMC desires to use and continue to use the LICENSED TRADEMARK(s) on or in connection with the CMC PRODUCT(s) and Cabot is willing to grant to CMC the right to use the LICENSED TRADEMARK(s) on or in connection with the CMC PRODUCT(s), such use subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties, intending to be legally bound, hereto agree as follows:


                          ARTICLE 1 - GRANT OF LICENSE

1.1 CABOT hereby grants to CMC, and CMC hereby accepts, a non-exclusive, worldwide, royalty-free license to use the LICENSED TRADEMARK(s) solely on or in connection with the manufacture, use, sale, offer for sale, distribution or other disposition of the CMC PRODUCT(s), subject to the limitations set forth in this Agreement.

1.2 The grant of license in Section 1.1 above includes the right by CMC to grant sublicenses within the scope of such license to CMC's wholly-owned subsidiaries, but only for so long as each remains a wholly-owned subsidiary.

                   Trademark License Agreement - Page 1 of 10
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1.3 The license granted herein includes the right to use the designation "CABOT"
as a trade name, individually or in combination with other terms, subject to all the provisions hereof relating to the LICENSED TRADEMARK(s).

1.4 Except as provided in this Article, all licenses granted herein shall be nontransferable and nonassignable without the prior written consent of CABOT.


            ARTICLE 2 - OWNERSHIP AND USE OF THE LICENSED TRADEMARKS

2.1 CMC acknowledges that CABOT owns the LICENSED TRADEMARK(s) and all rights therein and that nothing in this Agreement shall give CMC any right, title or interest in or to the LICENSED TRADEMARK(s). CMC further acknowledges and agrees that all use of the LICENSED TRADEMARK(s) by CMC shall inure to the benefit of CABOT.

2.2 CMC agrees that it will do nothing inconsistent with CABOT's ownership of the LICENSED TRADEMARK(s) and shall not claim adversely to CABOT, or assist any third party in attempting to claim adversely to CABOT, with regards to such ownership. CMC agrees that it will not challenge the title of CABOT to the LICENSED TRADEMARK(s), oppose any registration thereof, or challenge the validity of this Agreement or the licenses granted herein. Furthermore, CMC will not register, nor attempt to register, any trade name or trademark which, in whole or in part, incorporates or is confusingly similar to the LICENSED TRADEMARK(s).

2.3 Notwithstanding the license granted herein, CMC agrees not to use, display or adopt any style, design, color, font, form or logo similar to any past or then present style, design, color, form or logo of CABOT including, but not limited to, the styles illustrated on Schedule B.

2.4 Without the prior written approval of CABOT, CMC is not authorized to use the LICENSED TRADEMARK(s) in connection with any business activity unrelated to the CMC's microelectronics materials and polishing consumables business, as defined by the CMC PRODUCT(s).

2.5 Notwithstanding the license granted herein and any of the provisions hereof, no rights nor licenses are granted to CMC with respect to any other trademark, service mark, and/or trade name not listed on Schedule A hereto.

2.6 CMC agrees to assist CABOT in recording this Agreement with appropriate government authorities where such recording is required by law or regulation or where such recording is permitted or desired by CABOT.

2.7 All costs associated with recording this Agreement, the license granted herein and registering, maintaining, or renewing LICENSED TRADEMARK(S) exclusively used by CMC shall be borne by CMC. All costs associated with registering, maintaining or renewing any LICENSED TRADEMARK(S) also used by CABOT shall be borne by CABOT.

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                         ARTICLE 3 - QUALITY PROVISIONS

3.1 CMC agrees that the nature and quality of all CMC PRODUCT(s) sampled, sold, or otherwise disposed of and covered by the LICENSED TRADEMARK(s) shall conform to the standards set by and under the control of CABOT (hereinafter, "QUALITY STANDARD"). Such QUALITY STANDARD shall be reasonable, shall be no greater than the quality standards imposed by CMC's customers, and shall be at least equal in quality to the CMC PRODUCT(s) sold by CMC prior to the separation.

3.2 CMC shall, upon CABOT's reasonable request, supply samples of CMC PRODUCT(s) to CABOT. It shall not be necessary for CABOT to provide constant supervision of CMC's manufacture of the CMC PRODUCT(s). Alternatively, CABOT may request CMC to assure that the CMC PRODUCT(s) conform to the QUALITY STANDARD and, to this end, shall permit reasonable inspection during business hours by an authorized representative of CABOT of CMC's facilities to inspect the CMC's operations, methods of manufacture, materials used, storage and packing areas, and the like, associated with the manufacture of the CMC PRODUCT(s). Any inspections conducted by CABOT to ensure that the QUALITY STANDARD provided herein shall be at the expense of CABOT.

3.3 CMC shall deliver to CABOT, upon CABOT's request and without charge to CABOT, representative samples of labels, containers, advertisements, catalogs, letterhead, and the like, containing the LICENSED TRADEMARK(s) to enable CABOT to ensure that the LICENSED TRADEMARKS(s) are properly used.

3.4 CMC shall comply with all applicable laws and regulations, obtain all appropriate governmental or regulatory approvals pertaining to the sale, distribution and/or advertising of the CMC PRODUCT(s) and covered by the LICENSED TRADEMARK(s).

3.5 Any CMC PRODUCT(s) intended to be marketed under the LICENSED TRADEMARK(s) which fails to attain the QUALITY STANDARD shall, at the expense of CMC, be withdrawn from production and corrected or properly destroyed.

3.6 CABOT reserves the right to impose on CMC, as necessary, other specifications or requirements not provided for under this Article to maintain control over the CMC PRODUCT(s) to ensure the requisite QUALITY STANDARD.


                 ARTICLE 4 - DURATION OF LICENSE AND TERMINATION

4.1 This Agreement and the license granted herein shall be effective as of the effective date of this Agreement, and shall remain in effect until terminated in accordance with this Article 4.

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4.2 Should CMC ever discontinue the use of any LICENSED TRADEMARK(s) with the intent not to resume such use, CMC shall promptly notify CABOT of such action. As to any LICENSED TRADEMARK(s) with respect to which use is or has been discontinued without the intent to resume by CMC, CABOT may terminate the license with respect to such LICENSED TRADEMARK(s) upon three (3) month notice to CMC. CMC's intent not to resume use shall be established if any LICENSED TRADEMARK(s) is not used by CMC for a period of at least twelve (12) months.

4.3 CABOT shall have the right to terminate the license granted herein with respect to any LICENSED TRADEMARK(s) upon two (2) months prior written notice to CMC in the event that CMC breaches any provision of this Agreement, including but not limited to failure by CMC to comply with the QUALITY STANDARD established under Article 3, if such breach shall be continuing at the end of such two (2) month period.

4.4 CABOT shall have the right to terminate immediately this Agreement, or any or all licenses granted herein, upon written notice to CMC in the event of the winding-up, sale, insolvency, consolidation or merger where CMC or one of its wholly-owned subsidiaries is not the survivor, or any sequestration by governmental authority of CMC.

4.5 Upon the termination of this Agreement with respect to the LICENSED TRADEMARK(s), or the termination of all licenses under this Agreement, CMC agrees to immediately discontinue all use of such LICENSED TRADEMARK(s) and/or any similar trade name which contain "CABOT" as a part thereof, as the case may be. In this connection, CMC agrees:

         (a) that it will immediately take all steps to refrain, as promptly as possible, from using the LICENSED TRADEMARK(s) as part of CMC's company name, and shall refrain from using the LICENSED TRADEMARK(s) in advertising, commercial registers, directories, internet and company web-sites, telephone listings, and all other similar listings.

         (b) to use its best efforts and due diligence to obtain whatever approvals are necessary, either governmental or otherwise, to change its company name to exclude the LICENSED TRADEMARK(s) therefrom, such change to be effected within three(3) months after the termination of this Agreement.


                             ARTICLE 5 - PROTECTION

5.1 At the request of CMC, CABOT shall apply to register any unregistered LICENSED TRADEMARK(s) in any country in the name of CABOT for the CMC PRODUCT(s) provided herein, shall use its best efforts to obtain registrations thereof, shall maintain such registrations in full force and effect, and shall apply to register CMC as a registered user of the LICENSED TRADEMARK(s) in countries which require such registration. CMC shall cooperate with CABOT to obtain and maintain said registrations. The cost of obtaining and

                   Trademark License Agreement - Page 4 of 10
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maintaining any unregistered LICENSED TRADEMARK(s) exclusively used by CMC shall be borne by CMC. The cost of obtaining and maintaining any unregistered LICENSED TRADEMARK(s) also used by CABOT shall be borne by CABOT. If CMC notifies CABOT that it is no longer interested in a trademark filed by CABOT under the provisions of this paragraph, CABOT shall be free to discontinue prosecution and/or maintenance of any application or registration for said LICENSED TRADEMARK(s), and CMC shall have no obligation for any expense with respect thereto incurred after the notice from CMC to CABOT.

5.2 In the event that registration is refused for any presently pending or subsequently filed application for registration of the LICENSED TRADEMARK(s), CABOT shall have the right to discontinue the prosecution thereof. Before discontinuing any such prosecution, CABOT shall give CMC one (1) months' notice and permit CMC, at CMC's expense, to take over prosecution thereof on CABOT's behalf.

5.3 If any opposition, cancellation, or similar proceeding is initiated by any third party with respect to the LICENSED TRADEMARK(s) or applications to register any LICENSED TRADEMARK(s), CABOT shall notify CMC of such proceeding, and CMC shall have one (1) month to notify CABOT if CMC wants such proceedings to be contested. If CMC informs CABOT that CMC wants to contest such proceeding, CABOT will defend such LICENSED TRADEMARK(s) in the proceeding or, at the option of CABOT, permit CMC to take over the defense of such proceeding on behalf of CABOT. CMC shall bear the expenses of such proceeding for the LICENSED TRADEMARK(s). If CMC does not notify CABOT that CMC wants such proceeding to be contested, CABOT shall have the right to proceed as it chooses with regard to such proceeding and such LICENSED TRADEMARK(s), including, without limitation, abandoning or cancelling such LICENSED TRADEMARK(s) or any application or registration therefor without any liability to CMC.

5.4 CMC shall promptly notify CABOT of any and all infringements, imitations, simulations or other illegal use or misuse of the LICENSED TRADEMARK(s) which come to CMC's attention. As the sole owner of the LICENSED TRADEMARK(s), CABOT shall determine whether to take any action to prevent the infringement, imitation, simulation or other illegal use or misuse of the LICENSED TRADEMARK(s). If CABOT elects not to take such action, CMC shall have the right to take such action at CMC's expense. In this event, CABOT shall, at CMC's expense, cooperate in such action with CMC including, without limitation, joining as a party. Any money recovered by way of damages or otherwise with respect to such action shall be kept by the party which bore the costs of such action; or, in any case where the parties have shared the costs, such money shall be shared in proportion to the costs borne by each party.

5.5 CMC shall render CABOT all reasonable assistance in connection with any matter pertaining to the protection, enforcement or infringement of LICENSED TRADEMARK(s) used by CMC, whether in the courts, administrative or quasi-judicial agencies, or otherwise.


                           ARTICLE 6 - NEW TRADEMARKS

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6.1 Should CMC desire to develop new trademarks using the prefix "CABOT" on the
CMC PRODUCT(s), it must first consult with and obtain the written approval of CABOT, which approval will not be unreasonably withheld. Such newly developed trademarks will be registered in the name of CABOT, and will be deemed to be LICENSED TRADEMARK(s) licensed to CMC hereunder and will be subject to all of the terms and conditions of this Agreement. Such approval will not be contingent upon the payment of any fee or royalties to CABOT, however the cost of obtaining and maintaining such new trademarks shall be borne solely by CMC.


                  Trademark License Agreement -- Page 6 of 10

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                           ARTICLE 7 - INDEMNIFICATION

7.1 CMC agrees to indemnify and hold harmless CABOT and its directors, officers and employees from any and all claims for damage or injury to persons or property or for loss of life or limb whereby CABOT has been found liable to any third party under any product liability, tort liability or similar action arising out of or in connection with the use by CMC of the LICENSED TRADEMARK(s).

7.2 For purposes of indemnification, CMC shall purchase an insurance policy covering at a minimum product and tort liability with a face value of ten million dollars ($10,000,000), such policy naming CABOT as co-insured. CMC shall pay any and all premiums of such policy on a timely basis, receipt of which shall be furnished to CABOT.


                            ARTICLE 8 - MISCELLANEOUS

8.1 Entire Agreement. This Agreement contains the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations, whether written or oral, regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. Furthermore, it is the intention of the parties that this Agreement be controlling over additional, different or ambiguous terms of any separation agreement, asset transfer agreement or any similar document, even if accepted in writing by both parties.

8.2 Assignability. This Agreement may not be assigned nor transferred by CMC without the prior consent of CABOT.

8.3 Extension of Rights. All rights and obligations incurred hereunder by CABOT or CMC shall extend to and be binding upon their respective domestic and international divisions, subsidiaries, other controlled companies, affiliates and related entities.

8.4 Waiver. The waiver by CABOT of a breach of any provision contained herein shall be in writing and shall no way be construed as a waiver of any subsequent breach of such provision or the waiver of the provision itself.

8.5 Injunctive Relief. CMC acknowledges that monetary relief would not be an adequate remedy for a breach or threatened breach by CMC of the provisions of this Agreement and that CABOT shall be entitled to the enforcement of this Agreement by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that CABOT may have.

8.6 Disclaimer of Agency, Partnership and Joint Venture. Nothing herein shall be deemed to create an agency, distributorship, joint venture or partnership relationship between the parties hereto.

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8.7 Severability. If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

8.8 Notice and Reports. All notices, consents or approvals required by this Agreement shall be in writing sent by certified, registered, or Express Mail service, postage prepaid or by facsimile (confirmed by such certified, registered, Express Mail or other overnight courier service) to the parties at the following addresses or such other addresses as may be designated in writing by the respective parties:

         if to CABOT, to:
                                Cabot Corporation
                                 75 State Street
                           Boston, Massachusetts 02109
                              Attn: General Counsel

         with copies to:

                                Cabot Corporation
                                 Law Department
                                157 Concord Road
                         Billerica, Massachusetts 01821
                    Attn: Chief Intellectual Property Counsel

         if to CMC to:

                  Cabot Microelectronics Materials Corporation
                              870 N. Commons Drive
                             Aurora, Illinois 60504
                              Attn: General Counsel

         with copy to:

                  Cabot Microelectronics Materials Corporation
                              870 N. Commons Drive
                             Aurora, Illinois 60504
                                 Attn: President

         Notices shall be deemed effective on the date of mailing.

8.9 Jurisdiction. This Agreement shall be binding in every jurisdiction worldwide.

8.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the day and year first above written.


CABOT CORPORATION                           CABOT MICROELECTRONICS
                                            CORPORATION



By:      /s/ Samuel W. Bodman               By:      /s/ Matthew Neville
Name:     Samuel W. Bodman                  Name:    Matthew Neville
Title:   Chairman and CEO                   Title:   President and CEO
Date:    March 28, 2000                     Date:    March 28, 2000


                   Trademark License Agreement - Page 9 of 10
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                                   SCHEDULE A

CABOT TRADEMARKS

         CABOT with or without a logo or design, block letters or stylized, as such may be used as a trademark, service mark or trade name, individually or in combination with other names or marks of CABOT.

         CABOT & DEVICE                     with or without a logo or design,
                                            block letters or stylized, as such
                                            may be used as a trademark, service
                                            mark or trade name, individually or
                                            in combination with other names or
                                            marks of CABOT, as depicted in U.S.
                                            Reg. Nos. 613,329, 615,516, 615,689,
                                            1,619,285, 1,827,952, and 1,833,580.

         CAB AND CABO                       formatives and derivatives, with or
                                            without a logo or design, block
                                            letters or stylized, as such may be
                                            used in combination with one or more
                                            prefixes, suffixes or combinations
                                            thereof.

         CABOT
         MICROELECTRONICS                   with or without a logo or design,
                                            block letters or stylized, as such
                                            may be used as a trademark, service
                                            mark or trade name, individually or
                                            in combination with other names or
                                            marks of CABOT.

         CAB-O-SPERSE                       with or without a logo or design,
                                            block letters or stylized, as such
                                            may be used as a trademark, service
                                            mark or trade name, individually or
                                            in combination with other names or
                                            marks of CABOT.

CABOT PRODUCTS

         Including, but not limited to, carbon black; metal, metalloid oxides and alloys thereof such as silica, alumina, tantalum, niobium, cesium, rubidium, tellurium, germanium and the like; cesium formate and related drilling fluids; barium titanate; masterbatches and granulated concentrates for use in such masterbatches; plastics; liquified natural gas; coal; and any articles, applications, or dispersions formed from any of the above, whether in a finished or unfinished state for use in numerous end product applications.

CMC PRODUCTS

         CMC PRODUCTS means polishing consumables for use in the semiconductor, electronic, rigid disk and magnetic head industries, such as polishing slurries, polishing pads, cleaning compositions, precursor compositions, and related consumables.

                   Trademark License Agreement - Page 9 of 10
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                                   SCHEDULE B

                                     [CABOT]

                               [Cabot logo, CABOT]

                   [Cabot logo, CABOT, creating what matters]

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